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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated August 22, 1996, and August 8, 1996, in the Registration Statement (Form S-1) and related Prospectus of Homegate Hospitality, Inc. dated August 30, 1996, for the registration of common stock.



                                    ERNST & YOUNG LLP

Dallas, Texas
August 29, 1996